Exhibit 99.1

Millrose Properties Reports Strong Fourth Quarter and Full Year 2025 Financial Results

Full Year 2025 Net Income of $2.44 Per Share; Fourth Quarter Net Income of $0.74 Per Share

Fourth Quarter AFFO of $0.76 Per Share; Year-End Quarterly AFFO Run Rate of $0.77 Per Share, Ahead of Guidance

Total Homesites Under Option Contracts and Other Related Assets of $9.2 Billion; Invested Capital Outside of Lennar Master Program Agreement Reached $2.4 Billion, Surpassing $2.2 Billion Stretch Target, with Zero Option Terminations Across the Portfolio

Full-Year 2026 Pipeline Supports Up to $2 Billion in Net New Capital Deployment

MIAMI – February 26, 2026 – Millrose Properties, Inc. (NYSE: MRP, "Millrose" or the "Company"), the Homesite Option Purchase Platform for residential homebuilders, today announced financial results for the fourth quarter and full year ended December 31, 2025.

"2025 was a defining year for Millrose," said Darren Richman, Chief Executive Officer and President. "Despite a cautious homebuilding environment, our platform gained strong industry traction – exceeding our expectations. We surpassed our stretch investment target, grew to 15 builder counterparties, and navigated affordability headwinds and macro uncertainty without a single option termination. Recurring contractual income grew, capital recycled efficiently, and our platform expanded accretively – delivering above our original plan."

Mr. Richman continued, "We enter 2026 with a more constructive housing backdrop and a strong pipeline. We expect to grow invested capital outside of the Lennar Master Program Agreement by an additional $2 billion, further diversifying beyond our foundational Lennar relationship at accretive yields."

Financial Highlights

Millrose generates recurring cash flow through contractual monthly option payments and continuous redeployment of homesite sale proceeds.

Fourth Quarter 2025

•
Net income attributable to common shareholders: $122.2 million, or $0.74 per share
•
Total revenues: $189.5 million (option fees and development loan income)
•
Adjusted Funds From Operations (AFFO): $125.6 million, or $0.76 per share
•
Year-end quarterly AFFO run rate: ~$0.77 per share, above the high end of guidance

Full Year 2025

•
Net income attributable to common shareholders: $379.9 million, or $2.44 per share
•
AFFO: $427.9 million, or $2.58 per share
•
Total revenues: $600.5 million

The total portfolio weighted average annualized yield was 9.2% as of December 31, 2025 – a 70 basis point increase since inception in February 2025. Yield expansion was driven by the Company's diversification strategy, with new homesite investments outside the Lennar Master Program Agreement generating yields of approximately 11.0%.

Dividend

On December 22, 2025, Millrose declared a quarterly dividend of $124.5 million, or $0.75 per share of Class A and Class B common stock, paid January 15, 2026 to shareholders of record as of January 5, 2026. Millrose distributes 100% of its AFFO back to shareholders.

2026 Outlook

The Company expects to deploy approximately $1 billion of additional invested capital by mid-2026 using existing debt capacity, targeting a 2Q exit quarterly AFFO run rate of $0.78–$0.80 per share. Based on current pipeline depth, total net new capital deployment of up to $2 billion is expected for full year 2026 – implying approximately 10% year-over-year AFFO per share growth. The Company remains committed to a maximum debt-to-capital target of 33% and will not issue equity below book value.

Portfolio Highlights

Lennar Master Program Agreement: With $6.5 billion of homesite inventory and a $6.1 billion Invested Capital balance as of December 31, 2025, the Lennar relationship remains the stable foundation of the Company's recurring cash flow. In 2025, the Company received $3.0 billion in net cash proceeds from Lennar takedowns and redeployed $2.9 billion into new land acquisitions and development funding. In the fourth quarter, the Company received $851 million in net takedown proceeds and redeployed $651 million with Lennar.

Other Agreements: Invested Capital outside the Lennar Master Program Agreement finished the year at approximately $2.4 billion, surpassing the $2.2 billion stretch target. Millrose funded $2.6 billion in new land acquisition and development under other agreements in 2025 at a weighted average yield of 11.0%. In the fourth quarter alone, the Company deployed $689 million with non-Lennar counterparties, increasing Invested Capital by $550 million versus the third quarter. The Company ended the year with 15 distinct counterparties, 9 of which rank among the top 25 national homebuilders.

Portfolio Composition: Millrose ended 2025 with approximately 142,000 homesites across 933 communities in 30 states, up from approximately 139,000 homesites and 880 communities at the end of the third quarter. During the year, the Company delivered over 31,000 homesites to builders – with an average home selling price approximately 20% below the national average for newly built single-family homes – with zero option terminations across the entire portfolio.

Liquidity & Capitalization

As of December 31, 2025, Millrose reported total assets of approximately $9.3 billion and total liquidity of $1.3 billion, including cash and availability under its $1.3 billion revolving credit facility.

Total debt was $2.1 billion, with a debt-to-capitalization ratio of 26% – well below the Company's 33% maximum target – leaving approximately $900 million of additional debt capacity to fund 2026 priorities. Following the completion of $2.0 billion in long-term senior notes offerings during the year, the Company enters 2026 with a strengthened balance sheet, no near-term maturities, and ample financial flexibility to support its growing investment pipeline.

Conference Call and Webcast

Millrose will host a conference call today, February 26, at 10:00 AM Eastern Time to discuss fourth quarter and full year results, recent developments, and outlook. The webcast and earnings materials are available at ir.millroseproperties.com. A replay will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier Homesite Option Purchase Platform for residential homebuilders, specializing in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in homebuilding. Unlike traditional land bankers, Millrose uses a proprietary technology platform with real-time data analytics to drive acquisition decisions, with every transaction subject to rigorous independent due diligence. By enabling an asset-light model, Millrose gives its diverse roster of homebuilder partners the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments. For more information, visit millroseproperties.com.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this release include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development or sale of land assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries; expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Non-GAAP Financial Measures

Invested Capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of our consolidated financial statements related to (i) homesites under option contracts, (ii) development loans receivable, and (iii) liabilities. The most directly comparable GAAP financial measure is homesites under option contracts as presented in the Company’s consolidated balance sheets. Management uses Invested Capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income. This non-GAAP measure is presented solely to permit investors to more fully understand how our management assesses underlying performance and is not, and should not be viewed as, a substitute for GAAP measures, and should be viewed in conjunction with our GAAP financial measures.

AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes.

Millrose Properties, Inc.

Consolidated Balance Sheets

December 31, 2025 and 2024

(Dollars in thousands, except share amounts)

	December 31,	December 31,
	2025	2024
Assets
Inventories
Land and land under development	$—	$2,978,807
Finished homesites	—	2,486,483
Total inventories	—	5,465,290
Homesites under option contracts	8,872,695	—
Development loan receivables, net	328,999	—
Cash	35,046	—
Other assets	21,367	—
Total assets	9,258,107	5,465,290
Liabilities and stockholders’ equity
Accounts payable and accrued expenses	—	282,730
Builder deposits	927,004	—
Debt obligations, net	2,112,062	24,188
Development guarantee holdback liability	100,000	—
Deferred tax liabilities	77,333	—
Other liabilities	185,446	—
Total liabilities	3,401,845	306,918
Commitments and contingencies (See Note 9)
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at December 31, 2025	—	—
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,183,686 shares issued at December 31, 2025	1,542	—
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at December 31, 2025	118	—
Predecessor equity	—	5,158,372
Additional paid-in capital	5,873,087	—
Distribution in excess of net income	(18,485)	—
Total stockholders’ equity	5,856,262	5,158,372
Total liabilities and stockholders’ equity	$9,258,107	$5,465,290

Millrose Properties, Inc.

Consolidated Statements of Operations

For the Three Months and Year Ended December 31, 2025

(Dollars in thousands, except share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Option fee revenues	$179,466	$-	$570,957	$-
Development loan income	10,035	-	29,504	-
Total revenues	189,501	-	600,461	-
Operating expenses:
Management fee expense	27,791	-	87,751	-
Stock-based compensation expense	307	-	677	-
Provision for credit loss expense	665	-	1,005	-
Sales, general, and administrative expenses from pre-spin periods	-	65,803	24,960	246,221
Total operating expenses	28,763	65,803	114,393	246,221
Income (loss) from operations	160,738	(65,803)	486,068	(246,221)
Other income (expense):
Interest income	2,346	-	7,702	-
Interest expense	(35,223)	-	(91,792)	-
Other expenses	(123)	-	(1,605)	-
Total other income (expense)	(33,000)	-	(85,695)	-
Net income (loss) before income taxes	127,738	(65,803)	400,373	(246,221)
Income tax expense	5,500	-	20,509	-
Net income (loss)	$122,238	$(65,803)	$379,864	$(246,221)
Adjustment for expenses from pre-spin periods	-	-	24,960	-
Net income attributable to Millrose Properties, Inc. Common stockholders	$122,238	$(65,803)	$404,824	$(246,221)
Basic earnings per share of Class A and Class B Common Stock	$0.74	$-	$2.44	$-
Diluted earnings per share of Class A and Class B Common Stock	$0.74	$-	$2.44	$-
Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497	-	166,003,497	-
Diluted weighted average common shares	166,039,595	-	166,026,608	-

	Three Months Ended December 31, 2025
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesites under option contracts as of December 31, 2025	$6,530,760	$2,341,935	$8,872,695
Add: Development loan receivables (gross)	—	330,004	330,004
Remove: Interest receivable on development loans	—	(6,696)	(6,696)
Remove: Option fee receivables from homesites under option contracts	(44,511)	(16,801)	(61,312)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(201,948)	(280,800)	(482,748)
Total Invested Capital as of December 31, 2025	$6,102,037	$2,367,642	$8,469,679
Invested Capital
Invested Capital as of September 30, 2025 (1)	$6,335,854	$1,817,555	$8,153,409
Takedown Proceeds (2)	(884,734)	(139,280)	(1,024,014)
Land Acquisition and Development Funding (3)	650,917	689,367	1,340,284
Invested Capital as of December 31, 2025	$6,102,037	$2,367,642	$8,469,679
(in millions)
Weighted Average Yield as of December 31, 2025 (4)	8.5%	11.0%	9.2%
Implied Quarterly Income Run Rate as of December 31, 2025 (5)	$131	$65	$196
Weighted Average Remaining Life as of December 31, 2025 (6)	3.3 Years	2.0 Years	3.0 Years
Weighted Average Maturity as of December 31, 2025 (7)	64 Months	35 Months	57 Months

1. Includes (a) homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity for the year ended December 31, 2025 2. Reduction in investment balance for the year ended December 31, 2025 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans 3. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the year ended December 31, 2025 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of September 26, 2025 5. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of quarter end, adjusted for the number of days in the quarter. In millions 6. Calculated by taking weighted average life per each community weighted by investment balance 7. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

	Year Ended December 31, 2025
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesites under option contracts as of December 31, 2025	$6,530,760	$2,341,935	$8,872,695
Add: Development loan receivables (gross)	—	330,004	330,004
Remove: Interest receivable on development loans	—	(6,696)	(6,696)
Remove: Option fee receivables from homesites under option contracts	(44,511)	(16,801)	(61,312)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(201,948)	(280,800)	(482,748)
Total Invested Capital as of December 31, 2025	$6,102,037	$2,367,642	$8,469,679
Invested Capital
Invested Capital as of February 10, 2025 (1)	$6,407,547	$—	$6,407,547
Takedown Proceeds (2)	(3,167,953)	(254,863)	(3,422,816)
Land Acquisition and Development Funding (3)	2,862,443	2,622,505	5,484,948
Invested Capital as of December 31, 2025	$6,102,037	$2,367,642	$8,469,679
(in millions)
Weighted Average Yield as of December 31, 2025 (4)	8.5%	11.0%	9.2%
Implied Quarterly Income Run Rate as of December 31, 2025 (5)	$519	$260	$779
Weighted Average Remaining Life as of December 31, 2025 (6)	3.3 Years	2.0 Years	3.0 Years
Weighted Average Remaining Months to Exit as of December 31, 2025 (7)	64 Months	35 Months	57 Months

1. Includes (a) homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity for the year ended December 31, 2025 2. Reduction in investment balance for the year ended December 31, 2025 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans 3. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the year ended December 31, 2025 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of September 26, 2025 5. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of 12/31/25. In millions 6. Calculated by taking weighted average life per each community weighted by investment balance 7. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

Three Months Ended
(in thousands, except share amounts)	December 31, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$122,238
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	2,394
Add: Rating agency expenses (2)	8
Add: Provision for credit loss expense (3)	665
Add: Stock-based compensation expense (4)	307
Total adjustments	3,374
AFFO attributable to Millrose Properties, Inc. common stockholders	$125,612
AFFO basic earnings per share of Class A and Class B Common Stock	$0.76
AFFO diluted earnings per share of Class A and Class B Common Stock	$0.76

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B Common Stock	$0.74
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.01
Add: Rating agency expenses (2)	0.00
Add: Provision for credit loss expense (3)	0.01
Add: Stock-based compensation (4)	0.00
AFFO basic and diluted earnings per share of Class A and Class B Common Stock	$0.76

Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497
Diluted weighted average common shares	166,039,595

1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 2. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 4. RSUs granted to each member of the Board under 2024 Incentive Plan. See Note 11. Stock-Based Compensation in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025.

Year Ended
(in thousands, except share amounts)	December 31, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$404,824
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	20,273
Add: Rating agency expenses (2)	1,125
Add: Provision for credit loss expense (3)	1,005
Add: Stock-based compensation expense (4)	677
Total adjustments	23,080
AFFO attributable to Millrose Properties, Inc. common stockholders	$427,904
AFFO basic earnings per share of Class A and Class B Common Stock	$2.58
AFFO diluted earnings per share of Class A and Class B Common Stock	$2.58

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B Common Stock	$2.44
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.12
Add: Rating agency expenses (2)	0.01
Add: Provision for credit loss expense (3)	0.01
Add: Stock-based compensation (4)	0.00
AFFO basic and diluted earnings per share of Class A and Class B Common Stock	$2.58

Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497
Diluted weighted average common shares	166,026,608

1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the consolidated financial statements. Includes $11.9 million accelerated amortization for the DDTL Credit Agreement termination in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). 2. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 4. RSUs granted to each member of the Board under the 2024 Incentive Plan. See Note 12. Stock-Based Compensation in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025.

Contactsacts

Ben Spicehandler / Stephen Pettibone FGS Global MillroseProperties.fgsglobal.com

Source: Millrose Properties, Inc.